Exhibit 10.1

VNGL EQUITY INCENTIVE PLAN

1.	Purpose; Eligibility.

1.1

General Purpose. The name of this plan is the VNGL Equity Incentive Plan (the “Plan”). The purposes of the Plan are to (a) enable VNG Limited, a Cayman Islands company (the “Company” and together with its Subsidiaries, the “Group”), and any Affiliate to attract and retain the types of Employees, Consultants and Directors who will contribute to the Group’s long range success; (b) provide incentives that align the interests of Employees, Consultants and Directors with those of the shareholders of the Group; and (c) promote the success of the Group’s business.

1.2

Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Group and its Affiliates and such other individuals designated by the Committee who are reasonably expected to become Employees, Consultants and Directors after the receipt of Awards.

1.3

Available Awards. Awards that may be granted under the Plan include: (a) Incentive Stock Options, (b) Non-qualified Stock Options, (c) Restricted Awards, (d) Performance Share Awards, and (e) Cash Awards.

2.	Definitions.

“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Group, in each case as determined by the Committee.

“Applicable Laws” means the requirements related to or implicated by the administration of the Plan under applicable state corporate law, United States federal and state securities laws, the Code, any stock exchange or quotation system on which the Ordinary Shares are listed or quoted, and the applicable laws of any foreign country or jurisdiction where Awards are granted under the Plan.

“Award” means any right granted under the Plan, including an Incentive Stock Option, a Non-qualified Stock Option, a Restricted Award, a Performance Share Award, a Cash Award or Other Equity-Based Award.

“Award Agreement” means a written agreement, contract, certificate or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan which may, at the discretion of the Group, be transmitted electronically to any Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.

“Bad Leaver” means a Participant whose employment or service is terminated for Cause or for any other reason the Committee may determine in its absolute discretion

“Board” means the Board of Directors of the Company, as constituted at any time.

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“Cash Award” means an Award denominated in cash that is granted under Section 9 hereof.

“Cause” means:

(a)	With respect to any Employee or Consultant, unless the applicable Award Agreement states otherwise:

(i)

If the Employee or Consultant is a party to an employment or service agreement with the Group or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or

(ii)

If no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Group or an Affiliate; (ii) conduct that brings or is reasonably likely to bring the Group or an Affiliate negative publicity or into public disgrace, embarrassment, or disrepute; (iii) gross negligence or willful misconduct with respect to the Group or an Affiliate; (iv) material violation of state or federal securities laws; or (v) material violation of the Group’s written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct.

(b)

With respect to any Director, unless the applicable Award Agreement states otherwise, a determination by a majority of the disinterested Board members that the Director has engaged in any of the following:

(i)	malfeasance in office;

(ii)	gross misconduct or neglect;

(iii)	false or fraudulent misrepresentation inducing the director’s appointment;

(iv)	willful conversion of corporate funds; or

(v)	repeated failure to participate in Board meetings on a regular basis despite having received proper notice of the meetings in advance.

(c)	The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

“Change in Control” means, any of the following:

(a)	a transfer of all or substantially all of the Company’s assets;

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(b)

a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, except for a transaction in which holders of the outstanding voting securities of the Company immediately prior to such merger, consolidation or other capital reorganization hold, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation;

(c)

the consummation of a transaction, or series of related transactions, in which any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity, becomes the beneficial owner of all or substantially all of the Company’s then outstanding capital stock; or

(d)

the change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code and U.S. Treasury Regulation Section 1.409A-3(i)(5).

For the avoidance of doubt, a Change in Control shall not include an initial public offering and a transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation, or create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, provided, however, that if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (a) or (b) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5). The Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in U.S. Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.

“Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3.3 and Section 3.4. If no Committee has been appointed, the Board may delegate administration of the Plan to a committee or committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated.

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“Company” means VNG Limited, a Cayman Islands company and any successor thereto.

“Consultant” means any individual or entity which performs bona fide services to the Group or an Affiliate, other than as an Employee or Director, and who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act.

“Continuous Service” means that the Participant’s service with the Group or an Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Group or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service; provided further that if any Award is subject to Section 409A of the Code, this sentence shall only be given effect to the extent consistent with Section 409A of the Code. The Committee or its delegate, in its sole discretion, may determine whether a Group transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Continuous Service for purposes of affected Awards, and such decision shall be final, conclusive and binding.

“Director” means a member of the Board.

“Disability” means, unless the applicable Award Agreement says otherwise, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.10 hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The determination of whether an individual has a Disability shall be determined under procedures established by the Committee. Except in situations where the Committee is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.10 hereof within the meaning of Section 22(e)(3) of the Code, the Committee may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Group or any Affiliate in which a Participant participates.

“Disqualifying Disposition” has the meaning set forth in Section 16.10.

“Effective Date” shall mean [                ], 2023, which is the closing date of the initial public offering of the Company.

“Employee” means any person, including an Officer or Director, employed by the Group or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Committee in its discretion, subject to applicable law; provided, that, for purposes of determining eligibility to receive Incentive Stock Options, an Employee shall mean an employee of the Group or a parent or subsidiary corporation within the meaning of Section 424 of the Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per Ordinary Share equal to (a) for U.S. Taxpayers, the Fair Market Value at the time of issuance and (b) for non-US Taxpayers, the price set by the Committee (subject to adjustment as provided herein).

“Fair Market Value” means, as of any date, the value of the Ordinary Shares as determined below. If the Ordinary Shares are listed on any established stock exchange or a national market system, including without limitation, Nasdaq, the Fair Market Value shall be the closing price of a share of Ordinary Shares (or if no sales were reported the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination, as reported in the Wall Street Journal. In the absence of an established market for the Ordinary Shares, the Fair Market Value shall be determined in good faith by the Committee and such determination shall be conclusive and binding on all persons. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Company’s initial public offering, the Fair Market Value shall mean the initial public offering price of a share of Ordinary Shares as set forth in the Company’s final prospectus relating to its initial public offering filed with the U.S. Securities and Exchange Commission.

“Fiscal Year” means the Company’s fiscal year.

“Good Leaver” shall mean with respect to any Participant the termination of his or her employment by reason of:

(a)	retirement at the earlier of (i) 65 years of age, and (ii) the mandatory retirement age as stipulated under Applicable Law in the jurisdiction under which the Participant is employed;

(b)	retirement before the minimum retirement age stipulated in paragraph (a) above, with the consent of the Committee;

(c)	death or Disability of the Participant; or

(d)	any other reason the Committee may determine in its absolute discretion.

“Grant Date” means the date on which the Committee adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.

“Group” means the Company and its Subsidiaries.

“Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.

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“Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) shall be an Incumbent Director. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

“Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.

“Non-qualified Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase a share of Ordinary Shares granted to any Participant pursuant to the Plan.

“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

“Option Exercise Price” means the price at which a share of Ordinary Shares may be purchased upon the exercise of an Option.

“Ordinary Shares” means the ordinary shares of the Company or a Subsidiary, or such other securities of the Company or a Subsidiary as may be designated by the Committee from time to time in substitution thereof.

“Other Equity-Based Award” means an Award that is not an Option, Restricted Share, Restricted Share Unit or Performance Share Award that is granted under Section 9 and is payable by delivery of Ordinary Shares and/or which is measured by reference to the value of Ordinary Shares.

“Participant” means an eligible person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon business criteria or other performance measures determined by the Committee in its discretion.

“Performance Period” means the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or a Cash Award.

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“Performance Share Award” means any Award granted pursuant to Section 8 hereof.

“Performance Share” means the grant of a right to receive a number of actual Ordinary Shares or share units based upon the performance of the Company during a Performance Period, as determined by the Committee.

“Permitted Transferee” means: (a) a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Committee in connection with a program established and approved by the Committee pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of a Non-qualified Stock Option; and (c) such other transferees as may be permitted by the Committee in its sole discretion.

“Person” means a person as defined in Section 3(a)(9) of the Exchange Act.

“Plan” means this VNGL Equity Incentive Plan, as amended and/or amended and restated from time to time.

“Restricted Award” means any Award granted pursuant to Section 7.

“Restricted Period” has the meaning set forth in Section 7.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock for Stock Exchange” has the meaning set forth in Section 6.4.

“Subsidiary” means a corporation either (x) of which not less than 50% of the combined voting power is held by the Company or its subsidiary or (y) that is consolidated in the results of operations of the Company, whether or not such corporation exists now or is hereafter organized or acquired by the Company or its subsidiary.

“Substitute Award” has the meaning set forth in Section 4.6.

“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Group or of any of its Affiliates.

“Total Share Reserve” has the meaning set forth in Section 4.1.

“U.S.” means the United States of America.

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“U.S. Taxpayer” means a Participant who is a U.S. citizen, U.S. permanent resident or other person who is subject to taxation on their income under the Code.

3.	Administration.

3.1

Authority of Committee. The Plan shall be administered by the Committee or, in the Board’s sole discretion, by the Board. Subject to the terms of the Plan, the Committee’s charter and Applicable Laws, and in addition to other express powers and authorization conferred by the Plan, the Committee shall have the authority:

(a)	to construe and interpret the Plan and apply its provisions;

(b)	to promulgate, amend, and rescind rules and regulations relating to the administration of the Plan;

(c)

to adopt sub-plans and procedures as are necessary or appropriate to permit participation in the Plan by Employees in various jurisdictions, provided, that, Committee approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction;

(d)	to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(e)	to delegate its authority to one or more Officers of the Company with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act;

(f)	to determine when Awards are to be granted under the Plan and the applicable Grant Date;

(g)	to select, from time to time, those eligible Award recipients to whom Awards shall be granted, subject to the limitations set forth in this Plan;

(h)	to determine the number of Ordinary Shares to be made subject to each Award;

(i)	to determine whether each Option is to be an Incentive Stock Option or a Non-qualified Stock Option;

(j)

to prescribe the terms and conditions of each Award, including, without limitation, the exercise price and medium of payment and vesting provisions, and to specify the provisions of the Award Agreement relating to such grant;

(k)

to determine the target number of Performance Shares to be granted pursuant to a Performance Share Award, the performance measures that will be used to establish the Performance Goals, the Performance Period(s) and the number of Performance Shares earned by a Participant;

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(l)

to amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent;

(m)

to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of the Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies;

(n)	to make decisions with respect to outstanding Awards that may become necessary upon a change in corporate control or an event that triggers anti-dilution adjustments;

(o)

to interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; and

(p)	to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the Plan.

The Committee also may modify the purchase price or the exercise price of any outstanding Award, provided, that, if the modification effects a repricing, shareholder approval shall be required before the repricing is effective.

3.2

Committee Decisions Final. All decisions made by the Committee pursuant to the provisions of the Plan, which are approved by the Board, shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.

3.3

Delegation. The Committee shall have the power to delegate to a subcommittee any of the administrative powers that the Committee is authorized to exercise (and references in this Plan to the Board or the Committee shall thereafter be to the committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee shall be appointed by and serve at the pleasure of the Board. From time to time, the Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and minutes shall be kept of all of its meetings and copies thereof shall be provided to the Board. Subject to the limitations prescribed by the Plan and the Board, the Committee may establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.

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3.4

Committee Composition. Except as otherwise determined by the Board, the Committee shall consist solely of two or more Non-Employee Directors. The Board shall have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3. However, if the Board intends to satisfy such exemption requirements, with respect to any insider subject to Section 16 of the Exchange Act, the Committee shall be a compensation committee of the Board that at all times consists solely of two or more Non-Employee Directors. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act. Nothing herein shall create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a compensation committee of the Board that does not at all times consist solely of two or more Non-Employee Directors.

3.5

Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.	Shares Subject to the Plan.

4.1

Subject to adjustment in accordance with Section 13, no more than 5,392,759 Ordinary Shares shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of Ordinary Shares required to satisfy such Awards.

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4.2

Shares of Ordinary Shares available for distribution under the Plan may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares reacquired by the Company in any manner.

4.3

If an Award expires, becomes unexercisable, or is canceled, forfeited to or repurchased by the Company due to the failure to vest, or otherwise terminated without having been exercised or settled in full, as the case may be, the Ordinary Shares allocable to the unexercised (or forfeited or repurchased) portion of the Award shall again become available for future grant or sale under the Plan (unless the Plan has been earlier terminated). Ordinary Shares that actually have been issued under the Plan, upon exercise of an Option, delivery under a Restricted Share or in settlement of a Restricted Share Unit, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that in the event that Ordinary Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or redemption, or are used to satisfy the Exercise Price or Option Exercise Price for an Award or any tax withholding obligations related to an Award, such Ordinary Shares shall again become available for future grant or sale under the Plan (unless the Plan has been earlier terminated). Notwithstanding the foregoing and, subject to adjustment provided in Section 13, the maximum number of Ordinary Shares that may be issued upon the exercise of Incentive Stock Options will equal (a) ten multiplied by (b) the aggregate Ordinary Share number stated in Section 4.1 hereof, plus, to the extent allowable under Section 422 of the Code and the U.S. Treasury Regulations promulgated thereunder, any ordinary Shares that become available for issuance under the Plan under this Section 4.3 (the “ISO Limit”).

4.4

The maximum number of Ordinary Shares subject to Awards granted during a single Fiscal Year to any Non-Employee Director, together with any cash fees paid to such Non-Employee Director during the Fiscal Year shall not exceed a total value of $200,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).

4.5

Any Ordinary Shares subject to an Award that expires or is canceled, forfeited, or terminated without issuance of the full number of Ordinary Shares to which the Award related will again be available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such shares are (a) shares tendered in payment of an Option, (b) shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) shares covered by other Awards that were not issued upon the settlement of the Award.

4.6

Awards may, in the sole discretion of the Committee, be granted under the Plan in the assumption of, or in substitution for, outstanding awards previously granted by an entity acquired or consolidated by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Total Share Reserve; provided, that, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Stock Options shall be counted against the ISO Limit. Subject to applicable stock exchange requirements, available shares under a shareholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect such acquisition or transaction) may be used for Awards under the Plan and shall not count toward the ISO Limit.

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5.	Additional Provisions Applicable to Participants that are U.S. Taxpayers.

5.1

Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code, respectively). Awards other than Incentive Stock Options may be granted to Employees, Consultants, and Directors.

5.2

Ten Percent Shareholders. A Ten Percent Shareholder shall not be granted an Incentive Stock Option unless the Option Exercise Price is at least 110% of the Fair Market Value of the Ordinary Shares on the Grant Date and the Option is not exercisable after the expiration of five years from the Grant Date.

6.

Option Provisions. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 6, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options shall be separately designated Incentive Stock Options or Non-qualified Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Ordinary Shares purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person that is a U.S. Taxpayer if an Option designated as an Incentive Stock Option fails to qualify as such at any time or if an Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Option do not satisfy the requirements of Section 409A of the Code. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.1

Term. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, no Incentive Stock Option shall be exercisable after the expiration of 10 years from the Grant Date. The term of a Non-qualified Stock Option granted under the Plan shall be determined by the Committee, provided, however, no Non-qualified Stock Option shall be exercisable after the expiration of 10 years from the Grant Date.

6.2

Exercise Price of an Incentive Stock Option. Subject to the provisions of Section 5.2 regarding Ten Percent Shareholders, the Option Exercise Price of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Ordinary Shares subject to the Option on the Grant Date. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

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6.3	Exercise Price of a Non-qualified Stock Option.

(a)

For Participants that are U.S. Taxpayers, the Option Exercise Price of each Non-qualified Stock Option shall be not less than 100% of the Fair Market Value of the Ordinary Shares subject to the Option on the Grant Date. Notwithstanding the foregoing, a Non-qualified Stock Option may be granted with an Option Exercise Price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.

(b)

For Participants that are non-U.S. Taxpayers, the Option Exercise Price of each Non-qualified Stock Option may be set by the Committee and may be less than the price of the Ordinary Shares subject to the Option on the Grant Date subject to adjustments in Section 13.

6.4

Consideration. The Option Exercise Price of Ordinary Shares acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the discretion of the Committee, upon such terms as the Committee shall approve, the Option Exercise Price may be paid: (i) by delivery to the Company of other Ordinary Shares, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Option Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific Ordinary Shares that have an aggregate Fair Market Value on the date of attestation equal to the Option Exercise Price (or portion thereof) and receives a number of Ordinary Shares equal to the difference between the number of shares thereby purchased and the number of identified attestation Ordinary Shares (a “Stock for Stock Exchange”); (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of Ordinary Shares otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate Option Exercise Price at the time of exercise; (iv) by any combination of the foregoing methods; or (v) in any other form of legal consideration that may be acceptable to the Committee. Unless otherwise specifically provided in the Option, the exercise price of Ordinary Shares acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Ordinary Shares acquired, directly or indirectly from the Company, shall be paid only by Ordinary Shares of the Company that have been held for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Ordinary Shares is publicly traded (i.e., the Ordinary Shares is listed on any established stock exchange or a national market system) an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes-Oxley Act of 2002 shall be prohibited with respect to any Award under this Plan.

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6.5

Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.6

Transferability of a Non-qualified Stock Option. A Non-qualified Stock Option may, in the sole discretion of the Committee, be transferable to a Permitted Transferee, upon written approval by the Committee to the extent provided in the Award Agreement. If the Non-qualified Stock Option does not provide for transferability, then the Non-qualified Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

6.7

Vesting of Options. Each Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Ordinary Shares. The Committee may, but shall not be required to, provide for an acceleration of vesting and exercisability in the terms of any Award Agreement upon the occurrence of a specified event.

6.8

Termination of Continuous Service. Unless otherwise provided in an Award Agreement or in an employment agreement the terms of which have been approved by the Committee, if the Optionholder is a Good Leaver, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Award Agreement, the Option shall terminate. If the Optionholder is a Bad Leaver, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable.

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6.9

Extension of Termination Date. An Optionholder’s Award Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason would be prohibited at any time because the issuance of Ordinary Shares would violate the registration requirements under the Securities Act or any other state or federal securities law or the rules of any securities exchange or interdealer quotation system, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6.1 or (b) the expiration of a period after termination of the Participant’s Continuous Service that is three months after the end of the period during which the exercise of the Option would be in violation of such registration or other securities law requirements.

6.10

Disability of Optionholder. Unless otherwise provided in an Award Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Award Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Award Agreement, the Option shall terminate.

6.11

Death of Optionholder. Unless otherwise provided in an Award Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Award Agreement. If, after the Optionholder’s death, the Option is not exercised within the time specified herein or in the Award Agreement, the Option shall terminate.

6.12

Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Ordinary Shares with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Non-qualified Stock Options.

7.

Restricted Awards. A Restricted Award is an Award of actual Ordinary Shares (“Restricted Shares”) or hypothetical Ordinary Shares units (“Restricted Share Units”) having a value equal to the Fair Market Value of an identical number of Ordinary Shares, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Committee shall determine. Each Restricted Award granted under the Plan shall be evidenced by an Award Agreement. Each Restricted Award so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

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7.1	Restricted Shares and Restricted Share Units.

(a)

Each Participant granted Restricted Shares shall execute and deliver to the Company an Award Agreement with respect to the Restricted Shares setting forth the restrictions and other terms and conditions applicable to such Restricted Shares. If the Committee determines that the Restricted Shares shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Committee, if applicable, and (B) the appropriate blank stock power with respect to the Restricted Shares covered by such agreement. If a Participant fails to execute an agreement evidencing an Award of Restricted Shares and, if applicable, an escrow agreement and stock power, the Award shall be null and void. Subject to the restrictions set forth in the Award, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends.

(b)

The terms and conditions of a grant of Restricted Share Units shall be reflected in an Award Agreement. No Ordinary Shares shall be issued at the time a Restricted Share Unit is granted, and the Company will not be required to set aside funds for the payment of any such Award. A Participant shall have no voting rights with respect to any Restricted Share Units granted hereunder. At the discretion of the Committee, each Restricted Share Unit (representing one share of Ordinary Shares) may be credited with an amount equal to the cash and stock dividends paid by the Company in respect of one share of Ordinary Shares.

7.2

Vesting of Restricted Awards. The restrictions imposed on the Restricted Shares (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement. A Restricted Share Unit may only be settled to the extent that it is vested. The Committee will determine the vesting and/or settlement provisions of each Restricted Share Unit (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement.

7.3	Restrictions.

(a)

Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the Restricted Shares shall be subject to forfeiture to the extent provided in the applicable Award Agreement; and (D) to the extent such Restricted Shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect to such Restricted Shares shall terminate without further obligation on the part of the Company.

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(b)

Restricted Share Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the Restricted Period, and satisfaction of any applicable criteria during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Share Units are forfeited, all rights of the Participant to such Restricted Share Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.

(c)

The Committee shall have the authority to remove any or all of the restrictions on the Restricted Share and Restricted Share Units whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date the Restricted Share or Restricted Share Units are granted, such action is appropriate.

7.4

Restricted Period. With respect to Restricted Awards, the Restricted Period shall commence on the Grant Date and end at the time or times set forth on a schedule established by the Committee in the applicable Award Agreement. No Restricted Award may be granted or settled for a fraction of a share of Ordinary Shares. The Committee may, but shall not be required to, provide for an acceleration of vesting in the terms of any Award Agreement upon the occurrence of a specified event.

7.5

Delivery of Restricted Shares and Settlement of Restricted Share Units. Upon the expiration of the Restricted Period with respect to any Restricted Shares, the restrictions set forth in Section 7.3 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Share which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share). Upon the expiration of the Restricted Period with respect to any outstanding Restricted Share Units the Company shall deliver to the Participant, or his or her beneficiary, without charge, one share of Ordinary Shares for each such outstanding vested Restricted Share Unit (“Vested Unit”); provided, however, that, if explicitly provided in the applicable Award Agreement, the Committee may, in its sole discretion, elect to pay cash or part cash and part Ordinary Shares in lieu of delivering only Ordinary Shares for Vested Units. If a cash payment is made in lieu of delivering Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the Restricted Period lapsed in the case of Restricted Share Units with respect to each Vested Unit.

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7.6	Stock Restrictions. Each certificate representing Restricted Share awarded under the Plan shall bear a legend in such form as the Company deems appropriate.

7.7

Disability of Restricted Awards Participant. Unless otherwise provided in an Award Agreement, in the event that a Restricted Awards Participant’s Continuous Service terminates as a result of the Restricted Awards Participant‘s Disability, the Restricted Awards Participant may receive his or her unvested awards to the date of termination on the pro-rated basis. If, after termination, the Restricted Awards Participant does not accept his or her awards within the time specified herein or in the Award Agreement, the unvested units shall terminate and return to the shared pool.

7.8

Death of Restricted Awards Participant. Unless otherwise provided in an Award Agreement, in the event a Restricted Awards Participant’s Continuous Service terminates as a result of the Restricted Awards Participant’s death, then the unvested Restricted Award may be settled to the date of termination on the pro-rated basis by the Restricted Awards Participant’s estate, by a person who acquired the right to receive the Restricted Awards by bequest or inheritance or by a person designated to receive the Restricted Awards upon the Restricted Awards Participant’s death. If, after the Restricted Awards Participant’s death, the Awards are not accepted within the time specified herein or in the Award Agreement, the unvested units shall terminate and return to the share pool.

8.

Performance Share Awards. Each Performance Share Award granted under the Plan shall be evidenced by an Award Agreement. Each Performance Share Award so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. The Committee shall have the discretion to determine: (i) the number of Ordinary Shares or stock-denominated units subject to a Performance Share Award granted to any Participant; (ii) the Performance Period applicable to any Award; (iii) the conditions that must be satisfied for a Participant to earn an Award; and (iv) the other terms, conditions and restrictions of the Award. The number of Performance Shares earned by a Participant will depend on the extent to which the performance goals established by the Committee are attained within the applicable Performance Period, as determined by the Committee.

9.

Other Equity-Based Awards and Cash Awards. The Committee may grant Other Equity-Based Awards, either alone or in tandem with other Awards, in such amounts and subject to such conditions as the Committee shall determine in its sole discretion. Each Other Equity-Based Award shall be evidenced by an Award Agreement and shall be subject to such conditions, not inconsistent with the Plan, as may be reflected in the applicable Award Agreement. The Committee may grant Cash Awards in such amounts and subject to such Performance Goals, other vesting conditions, and such other terms as the Committee determines in its discretion. Cash Awards shall be evidenced in such form as the Committee may determine.

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10.

Securities Law Compliance. Each Award Agreement shall provide that no Ordinary Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Ordinary Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Ordinary Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Ordinary Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Ordinary Shares upon exercise of such Awards unless and until such authority is obtained.

11.	Use of Proceeds from Stock. Proceeds from the sale of Ordinary Shares pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.

12.	Miscellaneous.

12.1

Acceleration of Exercisability and Vesting. The Committee shall have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.

12.2

Shareholder Rights. Except as provided in the Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Ordinary Shares subject to such Award unless and until such Participant has satisfied all requirements for the exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Ordinary Shares certificate is issued, except as provided in Section 13 hereof.

12.3

No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Group or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Group or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause or (b) the service of a Director pursuant to the by-laws of the Group or an Affiliate, and any applicable provisions of the corporate law of the state in which the Group or the Affiliate is incorporated, as the case may be.

12.4

Transfer; Approved Leave of Absence. For purposes of the Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer of employment to the Group from an Affiliate or from the Group to an Affiliate, or from one Affiliate to another, or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Group, if the Employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing, in either case, except to the extent inconsistent with Section 409A of the Code if the applicable Award is subject thereto.

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12.5

Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Committee, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Ordinary Shares under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold Ordinary Shares from the Ordinary Shares otherwise issuable to the Participant as a result of the exercise or acquisition of Ordinary Shares under the Award, provided, however, that no Ordinary Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (c) delivering to the Company previously owned and unencumbered Ordinary Shares of the Company.

13.	Adjustments Upon Changes in Ordinary Shares.

13.1

In the event of changes in the outstanding Ordinary Shares or in the capital structure of the Group by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the Grant Date of any Award, Awards granted under the Plan and any Award Agreements, the exercise price of Options, the Performance Goals to which Performance Share Awards and Cash Awards are subject, the maximum number of Ordinary Shares subject to all Awards stated in Section 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Ordinary Shares or other consideration subject to such Awards to the extent necessary to preserve the economic intent of such Award.

13.2

If the Group, at any time or from time to time after the Grant Date, issues or sells any Ordinary Shares without consideration or for consideration per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately upon such issuance or sale, the Exercise Price of the shareholders or Optionholders in effect immediately prior to such issuance or sale shall be subject to adjustment in order to prevent dilution of the Exercise Price or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan. For the avoidance of doubt, and notwithstanding anything to the contrary contained herein, the Exercise Price of the Group shall not be diluted at the Company level.

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13.3	In addition, in the event of a corporate acquisition or similar corporate transaction involving the Company, its subsidiaries or their Affiliates, the Committee may, in its absolute discretion:

(a)

provide for the cancellation of any such Option in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise of the vested portion of such Option or realization of the Participant’s rights under the vested portion of such Option, as applicable; provided that, if the amount that could have been obtained upon the exercise of the vested portion of such Option or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Option may be terminated without payment;

(b)	provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)

provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Committee in its absolute discretion;

(d)	replace such Option with other rights or property selected by the Committee in its absolute discretion;

(e)	provide that the Option will terminate and cannot vest, be exercised or become payable after the applicable event; or

(f)	make such adjustments to the vesting conditions applicable to any outstanding Options as it reasonably determines in good faith are appropriate to avoid distortion in the value of such Options.

References in the Plan to Ordinary Shares will be construed to include any shares or securities resulting from an adjustment pursuant to this Section 13.3.

13.4

In the case of adjustments made pursuant to this Section 13, unless the Committee specifically determines that such adjustment is in the best interests of the Group or its Affiliates, the Committee shall, in the case of Incentive Stock Options, ensure that any adjustments under this Section 13 will not constitute a modification, extension or renewal of the Incentive Stock Options within the meaning of Section 424(h)(3) of the Code and in the case of Non-qualified Stock Options, ensure that any adjustments under this Section 13 will not constitute a modification of such Non-qualified Stock Options within the meaning of Section 409A of the Code. Any adjustments made under this Section 13 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

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14.	Effect of Change in Control.

14.1	Unless otherwise provided in an Award Agreement, notwithstanding any provision of the Plan to the contrary:

(a)

In the event of a Change in Control, all outstanding Options shall become immediately exercisable with respect to 100% of the shares subject to such Options, and/or the Restricted Period shall expire immediately with respect to 100% of the outstanding shares of Restricted Share or Restricted Share Units.

(b)

With respect to Performance Share Awards and Cash Awards, in the event of a Change in Control, all incomplete Performance Periods in respect of such Awards in effect on the date the Change in Control occurs shall end on the date of such change and the Committee shall (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information then available as it deems relevant and (ii) cause to be paid to the applicable Participant partial or full Awards with respect to Performance Goals for each such Performance Period based upon the Committee’s determination of the degree of attainment of Performance Goals or, if not determinable, assuming that the applicable “target” levels of performance have been attained, or on such other basis determined by the Committee.

To the extent practicable, any actions taken by the Committee under clauses (a) and (b) above shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control with respect to the Ordinary Shares subject to their Awards.

14.2

In addition, in the event of a Change in Control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding Awards and pay to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Ordinary Shares received or to be received by other shareholders of the Group in the event. In the case of any Option with an exercise price that equals or exceeds the price paid for a share of Ordinary Shares in connection with the Change in Control, the Committee may cancel the Option without the payment of consideration therefor.

14.3

The obligations of the Group under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Group, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Group and its Affiliates, taken as a whole.

15.	Amendment of the Plan and Awards.

15.1

Amendment of Plan. The Board at any time, and from time to time, may amend or terminate the Plan. However, except as provided in Section 13 relating to adjustments upon changes in Ordinary Shares and Section 15.3, no amendment shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any Applicable Laws. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on shareholder approval.

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15.2	Shareholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for shareholder approval.

15.3

Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Consultants and Directors with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and/or to bring the Plan and/or Awards granted under it into compliance therewith.

15.4

No Impairment of Rights. Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (a) the Group requests the consent of the Participant and (b) the Participant consents in writing.

15.5

Amendment of Awards. The Committee at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Group requests the consent of the Participant and (b) the Participant consents in writing.

16.	General Provisions.

16.1

Forfeiture Events. The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to applicable vesting conditions of an Award. Such events may include, without limitation, breach of non-competition, non-solicitation, confidentiality, or other restrictive covenants that are contained in the Award Agreement or otherwise applicable to the Participant, a termination of the Participant’s Continuous Service for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Group and/or its Affiliates.

16.2

Clawback. Notwithstanding any other provisions in this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any Company policies that may be adopted and/or modified from time to time (“Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with the Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by the Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).

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16.3

Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

16.4

Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying securities, tax or other laws of various jurisdictions in which the Group intends to grant Awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the Participants in the jurisdiction for which the sub-plan was designed.

16.5

Unfunded Plan. The Plan shall be unfunded. Neither the Group, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan.

16.6

Delivery. Upon exercise of a right granted under this Plan, the Group shall issue Ordinary Shares or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Group may otherwise have, for purposes of this Plan, 30 days shall be considered a reasonable period of time.

16.7

No Fractional Shares. No fractional Ordinary Shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Ordinary Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

16.8

Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with this Plan, including, without limitation, restrictions upon the exercise of Awards, as the Committee may deem advisable.

16.9

Section 409A. The Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and administered to be in compliance therewith. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Laws require otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required to avoid accelerated taxation and tax penalties under Section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to the Plan during the six (6) month period immediately following the Participant’s termination of Continuous Service shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Notwithstanding the foregoing, neither the Group nor the Committee shall have any obligation to take any action to prevent the assessment of any additional tax or penalty on any Participant under Section 409A of the Code and neither the Group nor the Committee will have any liability to any Participant for such tax or penalty.

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16.10

Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of Ordinary Shares acquired upon exercise of an Incentive Stock Option within two years from the Grant Date of such Incentive Stock Option or within one year after the issuance of the Ordinary Shares acquired upon exercise of such Incentive Stock Option (a “Disqualifying Disposition”) shall be required to immediately advise the Group in writing as to the occurrence of the sale and the price realized upon the sale of such Ordinary Shares.

16.11

Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries by whom any right under the Plan is to be exercised in case of such Participant’s death. Each designation will revoke all prior designations by the same Participant, shall be in a form reasonably prescribed by the Committee and shall be effective only when filed by the Participant in writing with the Group during the Participant’s lifetime.

16.12

Severability. If any of the provisions of the Plan or any Award Agreement is held to be invalid, illegal or unenforceable, whether in whole or in part, such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby.

16.13

Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive Awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Award Agreements.

17.	Effective Date of Plan. The Plan shall become effective as of the Effective Date.

18.

Termination or Suspension of the Plan. The Plan shall terminate automatically on the fifth anniversary of the Effective Date. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 15.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

19.

Choice of Law, Arbitration. This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with the laws of the Cayman Islands, without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the Cayman Islands. All and any of the disputes arising from and in connection with this Plan and any Aware shall be referred to and finally resolved by arbitration in Singapore in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. For the avoidance of doubt, the law of the arbitration shall be governed by the International Arbitration Act (Chapter 143A, 2002 Ed, Statutes of the Republic of Singapore) or its modification or re-enactment thereof.

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As adopted by the Board of Directors of VNG Limited on [                     ], 2023.

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